Exhibit 32

Certification of the Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of NYMEX Holdings, Inc. (the “Company”) for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James E. Newsome as Principal Executive Officer of the Company, and Kenneth D. Shifrin, as Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ JAMES E. NEWSOME
Name:	James E. Newsome
Title:	President & CEO (Principal Executive Officer)

Date: August 14, 2007

By:	/s/ KENNETH D. SHIFRIN
Name:	Kenneth D. Shifrin
Title:	Chief Financial Officer (Principal Financial Officer)

Date: August 14, 2007